UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 8, 2019
_______________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-6903	75-0225040
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
2525 N. Stemmons Freeway,
Dallas, Texas 75207-2401
(Address of Principal Executive Offices, and Zip Code)
(214) 631-4420
Registrant's Telephone Number, Including Area Code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
______________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On October 8, 2019, Trinity Industries Leasing Company (“TILC”) and Trinity Rail Leasing 2019 LLC (“TRL-2019”), both subsidiaries of Trinity Industries, Inc. (the “Company”), entered into a Note Purchase Agreement dated October 8, 2019 (the “Note Purchase Agreement”) with Wells Fargo Securities LLC, Credit Suisse Securities (USA) LLC, Credit Agricole Securities (USA) Inc., and BofA Securities, Inc. (the “Purchasers”). The Note Purchase Agreement provides for the issuance and sale of an aggregate principal amount of (i) $106,900,000 of TRL-2019’s Series 2019-2 Class A-1 Secured Railcar Equipment Notes (the “Class A-1 Notes”) and (ii) $279,600,000 of TRL-2019’s Series 2019 Class A-2 Secured Railcar Equipment Notes (the “Class A-2 Notes” and together with the Class A-1 Notes, the “Notes”) to the Purchasers. The Class A-1 Notes will bear interest at a fixed rate of 2.39% and the Class A-2 Notes will bear interest at a fixed rate of 3.10%. The Notes will be payable monthly and will have a stated final maturity date of October 17, 2049. The Purchasers are expected to resell the Notes pursuant to Rule 144A of the Securities Act of 1933 and Regulation S thereunder. The Notes will be secured by (among other things) approximately 13,426 railcars and operating leases thereon, which TRL-2019 is purchasing or has previously purchased from TILC and from TILC’s affiliate, Trinity Rail Leasing Warehouse Trust. The Note Purchase Agreement contains customary representations, warranties, covenants and closing conditions for a transaction of this type. The Note Purchase Agreement also contains customary provisions pursuant to which TILC and TRL-2019 agree to hold harmless and indemnify the Purchasers against damages under certain circumstances, which are customary for a transaction of this type.

The issuance and sale of the Notes are part of an asset backed securitization which, subject to satisfaction of a variety of customary conditions precedent, is scheduled to close on or about October 17, 2019. The Company can give no assurance that the transaction will close on that date or at all.

The Notes have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. This filing shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

NO.	DESCRIPTION
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Industries, Inc.

October 11, 2019	By:	/s/ Melendy E. Lovett
Name: Melendy E. Lovett
Title: Senior Vice President and Chief Financial Officer